                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                         FIRSTCITY FINANCIAL CORPORATION
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES, HISTORICAL BASIS
                          (IN MILLIONS, EXCEPT RATIOS)

                                                 QUARTER ENDED            YEAR ENDED
                                                    MARCH 31,             DECEMBER 31,
                                                 -------------      -----------------------
                                                      2002            2001           2000
                                                 -------------      --------       --------
Ratio of Earnings to Fixed Charges:
   Income (loss) from continuing
      operations  before income taxes
      and minority interest .................       $   (806)       $  4,247       $ (4,112)

Fixed charges (1):
   Interest expense and amortization
      of debt discount ......................          1,548           8,777         18,658
   Accrued dividends ........................            642           2,568          2,568
 Total fixed charges ........................          2,190          11,345         21,226

Earnings before income taxes and
   fixed charges ............................       $  1,384        $ 15,592       $ 17,114

Ratio of earnings to fixed charges ..........       $   0.63        $   1.37       $   0.81

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(1)      Fixed charges consist of total interest; amortization of debt discount, premium, and expense; and the accrued dividends.


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                         FIRSTCITY FINANCIAL CORPORATION
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES, PRO FORMA BASIS
                          (IN MILLIONS, EXCEPT RATIOS)

                                               QUARTER ENDED     YEAR ENDED
                                              MARCH 31, 2002  DECEMBER 31, 2001
                                              --------------  -----------------
Ratio of Earnings to Fixed Charges:
   Income (loss) from continuing
      operations before income taxes
      and minority interest ...............       $  (569)       $ 1,048

Fixed charges (1):
   Interest expense and amortization
      of debt discount ....................         1,442          8,351
   Accrued dividends ......................            --             --
 Total fixed charges ......................         1,442          8,351

Earnings before income taxes and
   fixed charges ..........................       $   873        $ 9,399

Ratio of earnings to fixed charges ........       $  0.61        $  1.13

----------

(1) Fixed charges consist of total interest; amortization of debt discount, premium, and expense; and the accrued dividends.


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